UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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M.D.C. Holdings, Inc.

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M.D.C. HOLDINGS, INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

HOMES M.D.C.

RICHMOND

AMERICAN

Building and Financing the American Dream

M.D.C. HOLDINGS, INC.

4350 SOUTH MONACO STREET, SUITE 500 DENVER, CO 80237

Shareowners Meeting to be held on 04/27/09

Proxy Materials Available

• Notice and Proxy Statement

• Form 10-K

• CEO Letter

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You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor. To facilitate timely delivery please make the request as instructed below on or before 04/13/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

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See the Reverse Side for Meeting Information and Instructions on How to Vote

R1MDC1

Meeting Information

Meeting Type: Annual Meeting Date: 04/27/09

Meeting Time: 8:00 a.m. local time

For holders as of: 02/27/09

Meeting Location:

M.D.C. Holdings, Inc. 4350 South Monaco Street Denver, CO 80237

How To Vote

Vote By Internet

To vote now by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your notice in hand when you access the web site and follow the instructions.

Vote In Person

Many shareowners meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting, you will need to request a ballot to vote these shares.

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Voting items

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 3 AND “AGAINST” PROPOSAL 2.

1. Election of Directors

Nominees:

01) David E. Blackford 02) Steven J. Borick

2. To vote on a shareowner proposal regarding the Chairman and CEO positions.

3. To approve the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.

4. To vote upon such other business as may properly come before the Meeting or any adjournment or postponement thereof.

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M.D.C. HOLDINGS, INC.

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

February 27, 2009

Dear Shareholders,

In the face of a recession that continues to tighten its grip on our economy, the benefits of MDC’s operating strategy have become increasingly apparent. Our business judgment comes not only from building homes for more than 155,000 families across the nation over the last 37 years, but also from our combined hands-on experience in senior leadership roles. The nearly 70 years of tenure shared by our top two senior managers have prepared us for the recurring cycles in our industry and the broader economy. Even as other highly respected businesses struggled under the weight of extraordinary economic stress, MDC maintained a stable, investment grade balance sheet throughout 2008. This financial strength positions us well to focus on the challenges at hand and prepare for an eventual recovery.

While the downturn in housing severely impacted our operating results for 2008, we worked diligently to further strengthen our balance sheet during the year on many levels. After substantially reducing the total lots we owned in 2007, we further reduced this number by 39% in 2008, in part by actively selling land that no longer fit into our plans for development. This decrease in lot count contributed to a 56% decline in the dollar value of our inventory, which fell to $637 million at year end, including just $222 million in land held for development—our lowest year-end exposure to land in the past 10 years. We also continued to aggressively manage our exposure to performance bonds and letters of credit related to various land development activities during 2008. At the end of the year, our estimated cost to complete these activities was only $25 million. In addition, the total capital we had at risk for lots controlled under option contracts was only $11 million.

The efforts we undertook to actively reduce our inventory balances, combined with our disciplined reduction in land-related expenditures and SG&A expenses, allowed us to generate $480 million in operating cash flow during the year. On the strength of that operating cash flow, our cash and investments balance rose by more than 40% to $1.4 billion at year end and now exceeds our total debt balance by nearly $400 million. In addition, we have no senior debt due until 2012 and no outstanding borrowings on our homebuilding line of credit, which gives us flexibility in how we deploy our capital.

Given the strength of our balance sheet and our willingness to employ innovative ideas to better our business, we expanded our focus on continued process improvements in 2008. During the first quarter, we laid the framework for this important effort by launching a Company-wide initiative to re-evaluate, transform and streamline our core business practices. Preparation for future growth, enhanced efficiency, standardization and scalability are the primary goals of this undertaking. Our intention is to contribute to the long-term value of our Company as we continue to look for opportunities to invest the capital available to us.

(continued...)

During 2008, we made a significant commitment to improving our systems by selecting an Enterprise Resource Planning solution to serve as the backbone of our future operations. The implementation team for this new system has already been selected, and we expect to make significant progress on this project during 2009.

Also, we launched a new brand platform at year-end that capitalizes on our commitment to provide a personalized experience for our homebuyers from the time they begin their home search with Richmond American Homes through closing and beyond.

The initiatives we started in prior years continued to take shape during 2008. Our Customer Experience initiative resulted in improved customer satisfaction scores throughout the year—a 32% increase since our baseline survey in 2006. And we continued to tailor the home buying experience to each customer by refining the offerings in our retail-based Home Galleries, which are now entering their fifth year of operation.

With this slate of initiatives on our agenda, we are confident that we can make progress toward improving our core business processes in 2009, even if the results are not immediately evident on our bottom line.

We will continue to explore opportunities to redeploy our capital in 2009, with an open mind to different ways in which we might take advantage of current market conditions. Given the fundamental changes that have taken place in our industry during this downturn, it is not reasonable to assume that we will conduct business the same way we have historically. Our interest in pursuing new opportunities in this environment will be balanced by the conservative disciplines that have governed our past, and our primary focus will continue to be on our core business: single-family, detached homebuilding. However, we are fortunate to have the financial resources, the experience and the talent to capitalize on a unique period of time in our industry.

We want to extend our appreciation to our employees, subcontractors, customers, financial associates and shareowners for their continued support during 2008. Also, special recognition goes to our Board of Directors for their hard work and commitment to our company as we strive to achieve our long-term goals.

Sincerely,

Larry A. Mizel

Chairman and CEO